UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Analogic Corporation

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THE FOLLOWING DISCLOSURE WAS INCLUDED IN ITEM 8.01 OF THE CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ANALOGIC CORPORATION ON JANUARY 22, 2007:

On or about November 14, 2006, Analogic Corporation (“Analogic” or the “Company”) received a letter from Francis Capital Management, LLC (“FCM”), which was sent on behalf of an Analogic stockholder, and which requested that Analogic include in the proxy materials for Analogic’s 2007 annual meeting of stockholders a resolution that Analogic’s stockholders request the Board of Directors to take the necessary steps to provide that all directors have a one-year term of office, including approval of amendments to the Company’s Restated Articles of Organization and bylaws to eliminate the “staggered” Board of Directors terms and submission of such amendments for stockholder approval to the extent required (the “FCM Stockholder Proposal”). On or about December 8, 2006, Analogic received a letter from FCM which withdrew the FCM Stockholder Proposal and which is filed with this report as Exhibit 1 and incorporated herein by reference. On December 8, 2006, Analogic sent a letter to FCM which is filed with this report as Exhibit 2 and incorporated herein by reference.

Exhibit 1

FRANCIS CAPITAL MANAGEMENT, LLC

December 7, 2006

VIA FEDERAL EXPRESS

Mr. Bernard Gordon

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

Dear Mr. Gordon:

Pursuant to our conversation of last week, I hereby withdraw the Shareholder Proposal for Analogic’s 2007 Annual Meeting previously submitted on behalf of Catalysis Partners, LLC.

Sincerely,

/s/ John P. Francis

John P. Francis

Exhibit 2

[Analogic letterhead]

December 8, 2006

Mr. John P. Francis

Francis Capital Management, LLC

429 Santa Monica Boulevard, Suite 320

Santa Monica, California 90401

Dear Mr. Francis:

It has been a pleasure to be able to communicate with you regarding your previous and recent stockholder proposals relative to the election of directors of Analogic Corporation.

We have apprised the Nominating and Corporate Governance Committee of Analogic’s Board of Directors of our discussions, and we will, as you and I discussed, present this matter, hopefully to our mutual satisfaction, at the annual meeting of stockholders on January 29, 2007. We look forward to stockholder suggestions for additional members of the Board of Directors so that we can properly elect them from amongst those nominated by Analogic’s Nominating and Corporate Governance Committee and assure that there is representation of stockholders in all three Analogic director classes.

We received today your letter withdrawing the stockholder proposal for Analogic’s 2007 annual meeting of stockholders that you previously submitted on behalf of Catalysis Partners, LLC. Please be aware that your proposal would in any event not have been included in the proxy materials for the 2007 annual meeting of stockholders because it was not received until November 14, 2006, which was after the August 21, 2006, deadline specified in Analogic’s 2005 Proxy Statement for such proposals.

Again, we at Analogic thank you for your reconsideration and look forward to carrying out the intent of our discussions in an orderly and appropriate manner.

Sincerely,

/s/ Bernard M. Gordon

Bernard M. Gordon

ANALOGIC CORPORATION ALSO ISSUED THE FOLLOWING PRESS RELEASE ON JANUARY 22, 2007:

FOR IMMEDIATE WORLDWIDE RELEASE

Paul M. Roberts

Director of Communications

(978) 326-4213

proberts@analogic.com

Analogic Files Form 8-K Regarding Correspondence with Stockholder

PEABODY, MASS. (January 22, 2007)—On or about November 14, 2006, Analogic Corporation (“Analogic” or the “Company”) received a letter from Francis Capital Management, LLC (“FCM”), which was sent on behalf of an Analogic stockholder, and which requested that Analogic include in the proxy materials for Analogic’s 2007 annual meeting of stockholders a resolution that Analogic’s stockholders request the Board of Directors to take the necessary steps to provide that all directors have a one-year term of office, including approval of amendments to the Company’s Restated Articles of Organization and bylaws to eliminate the “staggered” Board of Directors terms and submission of such amendments for stockholder approval to the extent required (the “FCM Stockholder Proposal”). Following discussions between the Company and FCM, Analogic received a letter from FCM dated December 7, 2006, which withdrew the FCM Stockholder Proposal. On December 8, 2006, Analogic sent a letter to FCM that reflected and confirmed the constructive discussions between the parties. Analogic has today filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K regarding the exchange of correspondence between the parties on this subject.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), and Patient Monitoring.